UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2016

METALDYNE PERFORMANCE GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36774	47-1420222
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Towne Square, Suite 550, Southfield, MI	48076
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 727-1800

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 3, 2016, Metaldyne Performance Group Inc. (the “Company”), American Axle & Manufacturing Holdings, Inc. (“American Axle”) and Alpha SPV I, Inc., a wholly-owned subsidiary of American Axle (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which American Axle will acquire the Company.

In accordance with and subject to the terms and conditions of the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger and continuing as a wholly-owned subsidiary of American Axle. Upon consummation of the transactions contemplated by the Merger Agreement, each outstanding share of common stock, par value $0.001 per share, of the Company (the “Company Common Stock”) will automatically be converted into the right to receive (i) $13.50 per share in cash (without interest) and (ii) 0.5 (the “Exchange Ratio”) shares of common stock, par value $0.01 per share, of American Axle (the “American Axle Common Stock” and the consideration to be received in (i) and (ii), the “Merger Consideration”). In addition, all Company stock options, restricted stock awards and restricted stock units outstanding as of immediately prior to the effective time of the Merger will be accelerated in full immediately prior to the Merger. Holders of Company stock options will receive an amount in cash equal to the Merger Consideration less the strike price on the applicable Company stock option (calculated based on the aggregate number of shares of Company Common Stock that were issuable upon exercise of such Company Stock Option immediately prior to the Merger). Holders of restricted stock will receive the Merger Consideration for each share of restricted stock in the same manner as holders of outstanding shares of Company Common Stock and holders of restricted stock units will receive the applicable Merger Consideration in an amount equal to the number of shares of Company Common Stock underlying the cancelled restricted stock unit.

The Company, American Axle and Merger Sub each made certain representations, warranties and covenants in the Merger Agreement, including, among other things, covenants by the Company and American Axle to conduct their respective businesses in the ordinary course during the interim period between the execution of the Merger Agreement and consummation of the Merger and not to take certain actions prior to the closing of the Merger without the prior approval of the other party.

The Company and American Axle have each agreed to recommend that their respective stockholders approve the transaction and not to (a) solicit or encourage any inquiries with respect to any proposals relating to an alternative acquisition transaction, (b) subject to certain exceptions, enter into any agreements with respect to any alternative acquisition transaction or (c) subject to certain exceptions, enter into discussions or negotiations concerning, or to provide confidential information in connection with, any proposals for any alternative acquisition transaction. Prior to the adoption of the Merger Agreement and approval of the related transactions by their respective stockholders, however, (x) each party may provide information to, or engage in negotiations or discussions with, any third party making a bona fide, unsolicited proposal with respect to certain alternative acquisition transactions, provided such party’s board of directors (the “Board”) has determined that the failure to do so would be inconsistent with its fiduciary duties and (y) the Board may withhold, withdraw or modify its recommendation, approve or recommend any alternative acquisition proposal, or terminate the Merger Agreement to enter into an Acquisition Agreement (as defined in the Merger Agreement) providing for a Superior Proposal (as defined in the Merger Agreement), subject to each party complying with notice and other specified conditions set forth in the Merger Agreement, including giving the other party the opportunity to negotiate proposed modifications to the terms and conditions of the Merger Agreement and, in the case of any such termination, paying the Termination Fee or Parent Termination Fee (each as defined below) concurrently with such termination.

Consummation of the Merger is subject to various conditions, including, among others, adoption of the Merger Agreement and approval of the transactions contemplated thereby by the requisite vote of the Company’s stockholders (the “Merger Approval”); approval of the issuance of American Axle Common Stock to the Company’s stockholders in the Merger by the requisite vote of the American Axle stockholders; the effectiveness of American Axle’s registration statement registering the American Axle Common Stock to be issued to the Company’s stockholders pursuant to the Merger Agreement and approval of such shares for listing on the New York Stock Exchange; expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and receipt of certain other foreign regulatory approvals as set forth in the Merger Agreement; and the execution of a stockholders’ agreement between American Axle and ASP MD Investco LP (“ASP Investco”), the Company’s largest stockholder. The obligation of each party to consummate the Merger is also conditioned upon the other party’s representations and warranties being true and correct (subject to certain materiality exceptions) and the other party having performed in all material respects its obligations under the Merger Agreement.

The parties have agreed to use their respective reasonable best efforts to obtain all necessary regulatory approvals for the Merger. In addition, subject to the consummation of the Merger, the parties have agreed that American Axle will be required to divest assets of the Company that generated total worldwide revenues of up to $150 million during the 12-month period ended September 30, 2016, if necessary, in order to obtain required regulatory approvals.

The Merger Agreement also provides for certain mutual termination rights of the Company and American Axle, including the right of either party to terminate the Merger Agreement if the Merger has not been consummated prior to August 3, 2017 (as such date may be extended for 90 additional days pursuant to the Merger Agreement if certain required regulatory approvals have not been received, the “Outside Date”). Either party may also terminate the Merger Agreement if the Merger Approval has not been obtained at a duly convened meeting of the Company’s stockholders held therefor, the Share Issuance is not approved at a duly convened meeting of American Axle’s stockholders held therefor, or a legal order is in effect enjoining or otherwise prohibiting consummation of the Merger. In addition, the Company may terminate the Merger Agreement if American Axle materially breaches certain obligations with respect to not soliciting alternative transaction proposals or fails to comply with the procedures for changing its recommendation, if American Axle’s board of directors changes its recommendation that the American Axle stockholders approve the Share Issuance, if American Axle adopts, approves, recommends or enters into an agreement with respect to an alternative transaction, or, in certain circumstances, if American Axle fails to publicly recommend the transactions upon the Company’s request. American Axle has reciprocal termination rights with respect to the Company. In addition, prior to the receipt of the required approvals from their respective stockholders and conditioned on their payment of the applicable termination fee described below, the Company and American Axle each have the right to terminate the Merger Agreement in order to enter into a transaction with respect to a Superior Proposal.

If the Merger Agreement is terminated (i) by American Axle as a result of the Company’s board of directors changing its recommendation that the Company’s stockholders approve the transactions contemplated by the Merger Agreement or as a result of the Company having intentionally and materially breached its obligations with respect to the non-solicitation of alternative transaction proposals, or (ii) by the Company, prior to receipt of the Merger Approval, in order to enter into a definitive written agreement with respect to a Superior Proposal, then the Company shall be obligated to pay (as a condition to the effectiveness of such termination in the case of termination for a Superior Proposal) American Axle a fee equal to $50.897 million (the “Termination Fee”). American Axle will be required to pay the Company the same Termination Fee if the Merger Agreement is terminated by the Company as a result of the American Axle board of directors changing its recommendation that the American Axle stockholders approve the Share Issuance or as a result of American Axle having intentionally and materially breached its obligations with respect to the non-solicitation of alternative transactions.

In addition, American Axle will be required to pay to the Company a $61.859 million termination fee if American Axle terminates the Merger Agreement prior to its stockholders having approved the Share Issuance in order to enter into a definitive written agreement with respect to a Superior Proposal. American Axle will also be required to pay to the Company a $101.794 million termination fee if either the Company or American Axle terminates the Merger Agreement because the Merger has not been consummated prior to the Outside Date due to the parties’ failure to obtain the required regulatory approvals or if the Company terminates the Merger Agreement because American Axle fails to consummate the transactions contemplated by the Merger Agreement following the satisfaction of all closing conditions.

Further, the Company will be required to pay the Termination Fee if the Merger Agreement is terminated (i) by American Axle or the Company because the Merger Approval was not obtained at the meeting of the Company’s stockholders held for the purpose thereof or because the Merger was not consummated by the Outside Date and, at the time of termination, the Merger Approval had not been obtained or (ii) by American Axle because the Company has committed an uncured or incurable breach of any of its representations, warranties or covenants contained in the Merger Agreement that would cause any of the conditions to the closing of the transaction not to be satisfied, prior to such termination a competing proposal for the Company had been publicly announced and not withdrawn, and within 12 months after the date of termination the Company consummates an alternative transaction or enters into an agreement with respect to an alternative transaction that is subsequently consummated. American Axle is similarly required to pay the Termination Fee to the Company under equivalent conditions.

Under the Merger Agreement, the Company is also required to reimburse American Axle’s expenses in an amount up to $15 million if the Merger Agreement is terminated because the Company’s stockholders do not approve the transactions contemplated by the Merger Agreement or as a result of a breach by the Company of its representations, warranties or covenants under the Merger Agreement. American Axle has a reciprocal obligation to reimburse up to $15 million of the Company’s expenses if the Merger Agreement is terminated because American Axle’s stockholders do not approve the Share Issuance or as a result of a breach by American Axle of its representations, warranties or covenants under the Merger Agreement.

In connection with the transactions contemplated by the Merger Agreement, ASP Investco, the beneficial owner of approximately 76% of the outstanding shares of Company Common Stock, entered into a voting agreement with American Axle (the “Voting Agreement”) whereby such stockholder has agreed to vote shares of its Company Common Stock representing approximately 38% of the issued and outstanding shares of Company Common Stock in favor of the adoption of the Merger Agreement and the transactions contemplated thereby and to vote its remaining shares of Company Common Stock proportionately with the vote of the Company’s other stockholders with respect to the adoption of the Merger Agreement.

In addition, in connection with the consummation of the transactions contemplated by the Merger Agreement, American Axle and ASP Investco will enter into a stockholders’ agreement providing ASP Investco with certain governance and registration rights with respect to its shares of American Axle Common Stock acquired in the Merger. These rights include the right to appoint three directors to the American Axle board of directors upon the consummation of the Merger (and American Axle has agreed to increase the size of the American Axle board of directors by three members in connection therewith). ASP Investco and certain of its affiliates will be subject to certain standstill restrictions, including restrictions on acquiring additional shares of American Axle Common Stock (other than in connection with the preemptive rights granted to ASP Investco under the stockholders’ agreement) and on taking any hostile actions with respect to American Axle, including seeking to acquire control of American Axle, soliciting proxies against the recommendation of the American Axle board and engaging in a proxy contest. With the exception of stockholder votes in connection with certain extraordinary transactions (including merger transactions), ASP Investco has also agreed to vote its shares of American Axle Common Stock as recommended by the American Axle board of directors (or, with respect to matters other than the election of directors, compensation proposals and the engagement of accountants, in proportion to the vote of American Axle’s other stockholders).

The foregoing description of the Merger Agreement and the Voting Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the full text of the Merger Agreement and Voting Agreement, which are filed as Exhibit 2.1 and Exhibit 2.2, respectively, hereto and are incorporated by reference into this Item 1.01.

The Merger Agreement and the above description of the Merger Agreement has been included to provide investors and security holders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about the Company, American Axle or Merger Sub or their respective subsidiaries and affiliates. The Merger Agreement contains representation and warranties of the Company and American Axle. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure letters that the parties have exchanged in connection with signing the Merger Agreement as of a specific date. Moreover, the representations and warranties in the Merger Agreement were made solely for the benefit of the other parties to the Merger Agreement and were used for the purpose of allocating risk among the respective parties. Therefore, investors and security holders should not treat them as categorical statements of fact. Moreover, these representations and warranties may apply standards of materiality in a way that is different from what may be material to investors and were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement and are subject to more recent developments. Accordingly, investors and security holders should read the representations and warranties in the Merger Agreement not in isolation but only in conjunction with the other information about the Company and American Axle and their subsidiaries that the respective companies include in reports and statements they file with the U.S. Securities and Exchange Commission.

Item 7.01 Regulation FD Disclosure

On November 3, 2016, the Company and American Axle jointly issued a press release in connection with the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

On November 3, 2016, American Axle posted on its website, investor.aam.com, an investor presentation (the “Investor Presentation”), that includes, among other matters, information related to American Axle’s acquisition of the Company. A link to the Investor Presentation can also be found on the Company’s website at the following website address: investors.mpgdriven.com/investors/events-and-presentations. A copy of the Investor Presentation is furnished as Exhibit 99.2 hereto and is incorporated into this Item 7.01 by reference.

Item 8.01 Other Events

Following the announcement of the Company’s entry into the Merger Agreement, the Company will be suspending its share repurchase program that had previously been authorized by the Board on February 24, 2016.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of November 3, 2016, by and among Metaldyne Performance Group Inc., American Axle & Manufacturing Holdings, Inc. and Alpha SPV I, Inc.†

2.2	Voting Agreement, dated as of November 3, 2016, by and between American Axle & Manufacturing Holdings, Inc. and ASP MD Investco LP.

99.1	Press Release, dated November 3, 2016, jointly issued by Metaldyne Performance Group Inc. and American Axle & Manufacturing Holdings, Inc.

99.2	Investor Presentation, dated November 3, 2016 (incorporated by reference to the Form 425 filed by American Axle & Manufacturing Holdings, Inc. on November 3, 2016).

†	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

Cautionary Note Regarding Forward-Looking Statements

Certain information set forth in this communication, including statements as to the expected timing, completion and effects of the proposed transaction, constitutes “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as “expects,” “intends,” “anticipates,” “plans,” “projects,” “believes,” “seeks,” “targets,” “forecasts,” “will,” “would,” or similar expressions, and variations or negatives of these words, and often address, but are not limited to, statements regarding expected future business, prospects and financial performance and financial condition. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the proposed merger and the anticipated benefits thereof (including future financial and operating results) and statements based on management’s current expectations and assumptions (including expectations and intentions with respect to the combined company), which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and that are outside of the control of AAM and MPG. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements.

Important risk factors that may cause actual results to differ from those described in the forward-looking statements include the following: (i) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement or otherwise affect the completion of the proposed transaction on the anticipated terms and timing, including the risk that MPG’s stockholders may not approve the merger or that AAM’s stockholders may not approve the share issuance in connection with the merger, that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated, that AAM might fail to obtain alternative financing in the event of any failure of its existing financing commitments for the transaction, or that any of the closing conditions to the proposed merger may not be satisfied in a timely manner; (ii) the ability of AAM and MPG to integrate their businesses successfully and to realize the anticipated benefits of the merger; (iii) potential litigation relating to the proposed merger; (iv) risks related to disruptions to ongoing business operations, including disruptions to management time, related to the proposed merger; (v) the effect of the announcement of the proposed merger on the ability of MPG or AAM to retain and hire key personnel; (vi) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger; (vii) legislative, regulatory and economic developments (including those resulting from the United Kingdom’s vote to exit the European Union) and the potential incurrence of significant costs, liabilities and obligations in connection therewith; (viii) volatility in the global economy impacting demand for new vehicles and automotive products; (ix) a decline in vehicle production levels, particularly with respect to platforms for which AAM or MPG is a significant supplier, or the financial distress of any of AAM’s or MPG’s major customers; (x) cyclicality and seasonality in the light vehicle, industrial and commercial vehicle markets; (xi) the performance and results of operations of AAM’s and MPG’s significant competitors; (xii) AAM’s and MPG’s dependence on large-volume customers for current and future sales and their ability to attract new customers and programs for new products; (xiii) a reduction in outsourcing by AAM’s or MPG’s customers, the loss or discontinuation of material production or programs, or AAM’s or MPG’s failure to secure sufficient alternative programs; (xiv) AAM’s or MPG’s inability to realize all of the sales expected from awarded business or to fully recover pre-production costs, their inability to achieve cost reductions required to sustain cost competitiveness, or their failure to increase production capacity or over-expanding its production in times of overcapacity; (xv) a disruption in AAM’s or MPG’s supply or delivery chains which causes one or more of its customers to halt production; (xvi) work stoppages or production limitations at one or more of AAM’s or MPG’s customer’s facilities; (xvii) a catastrophic loss of one of AAM’s or MPG’s key manufacturing facilities or the incurrence of significant costs if AAM or MPG closes any of its manufacturing facilities; (xviii) AAM’s or MPG’s failure to protect its know-how and intellectual property; (xix) supply shortages or significant increases in the prices of the raw materials and commodities AAM and MPG use; (xx) the risk of the incurrence of material costs related to legal proceedings or regulatory matters, including liabilities arising from warranty claims, product recall or field actions, and risks of noncompliance with environmental laws and regulations or risks of environmental issues that could result in unforeseen costs at AAM’s or MPG’s facilities; (xxi) any failure to maintain satisfactory labor relations and potential liabilities associated with pension and other postretirement benefit obligations; (xxii) risks related to AAM’s and MPG’s global operations, including exposure to foreign exchange rate fluctuations, threats posed by entering new markets, and AAM’s and MPG’s exposure to a number of different tax uncertainties, including the impact of the mix of AAM’s and MPG’s profits and losses in various jurisdictions affecting its tax rate; (xxiii) AAM’s or MPG’s inability, or the inability of their respective customers or suppliers, to obtain and maintain sufficient debt financing, including working capital lines, (xxiv) AAM’s and MPG’s reliance on key machinery and tooling to manufacture components that cannot be easily replicated and (xv) program launch difficulties.

Additional risks and uncertainties are contained in AAM’s and MPG’s filings with the SEC and may be included in the joint proxy statement/prospectus. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all the potential risks, uncertainties or assumptions that could have a material adverse effect on AAM’s or MPG’s consolidated financial condition or results of operations or cause AAM’s or MPG’s current expectations or beliefs to change. Persons reading this announcement are cautioned against relying on any forward-looking statements, which speak only as of the date hereof and should be read in conjunction with the other cautionary statements that are included elsewhere herein, in the joint proxy statement/prospectus and in AAM’s and MPG’s public filings, including those described under “Risk Factors” in their respective Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Neither AAM nor MPG assumes any obligation, and each expressly disclaims any obligation, to publicly provide revisions or updates to any forward-looking statements, except as otherwise required by securities and other applicable laws.

Additional Information and Where to Find It

This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in connection with the proposed merger of MPG with a wholly-owned subsidiary of AAM, pursuant to which MPG would become a wholly-owned subsidiary of AAM. In connection with the proposed merger, AAM intends to file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will constitute a prospectus of AAM and that will also include a joint proxy statement of MPG and AAM. MPG and AAM may also file other documents with the SEC regarding the proposed merger. STOCKHOLDERS OF MPG AND AAM ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND RELATED MATTERS. Investors and security holders may obtain free copies of the joint proxy statement/prospectus (when available) and other documents if and when filed with the SEC by AAM and MPG through the website maintained by the SEC at www.sec.gov. Copies of documents filed with the SEC by AAM will be made available free of charge on AAM’s investor relations website. Copies of documents filed with the SEC by MPG will be made available free of charge on MPG’s investor relations website.

Participants in the Solicitation

AAM, MPG and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from their respective stockholders in respect of the proposed merger. Information regarding AAM’s directors and executive officers is contained in AAM’s proxy statement for its 2016 Annual Meeting of Stockholders, which was filed with the SEC on March 24, 2016. Information regarding MPG’s directors and executive officers is contained in MPG’s proxy statement for its 2016 Annual Meeting of Stockholders, which was filed with the SEC on April 11, 2016. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METALDYNE PERFORMANCE GROUP INC.

By:	/s/ Thomas M. Dono, Jr.
Name:	Thomas M. Dono, Jr.
Title:	Executive Vice President, General Counsel & Secretary

Date: November 3, 2016

METALDYNE PERFORMANCE GROUP INC.

Exhibit Index

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of November 3, 2016, by and among Metaldyne Performance Group Inc., American Axle Manufacturing Holdings, Inc. and Alpha SPV I, Inc.†

2.2	Voting Agreement, dated as of November 3, 2016, by and between American Axle Manufacturing Holdings, Inc. and ASP MD Investco LP.

99.1	Press Release, dated November 3, 2016, jointly issued by Metaldyne Performance Group Inc. and American Axle Manufacturing Holdings, Inc.

99.2	Investor Presentation, dated November 3, 2016 (incorporated by reference to the Form 425 filed by American Axle Manufacturing Holdings, Inc. on November 3, 2016).

†	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.